Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

February 28, 2017

Dipexium Pharmaceuticals, Inc.

14 Wall Street, Suite 3D

New York, New York 10005

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Dipexium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of December 22, 2016, as amended (the “Merger Agreement”), by and among the Company, Dipexium Acquisition Corp., a wholly-owned subsidiary of the Company, and PLx Pharma Inc. (“PLx”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 44,056,387 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued in connection with the Merger.

In connection with the rendering of the opinion set forth below, we have examined, are familiar with and, to the extent we deemed appropriate, we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and certain related matters, and (iv) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

In our examination, we have (i) assumed the genuineness of all signatures, the legal capacity of all natural persons, and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified, electronic or photocopy copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

February 28, 2017

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Commission.

Based upon and subject to the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are or will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission, and if and when the Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption “Legal Matters” in the joint proxy statement/prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.